                                                           Exhibit 99.B(K)(i)(b)

                              SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                        AMENDED ADMINISTRATION AGREEMENT

                                     BETWEEN

                             ING SENIOR INCOME FUND

                                       AND

                             ING FUNDS SERVICES, LLC
                       (FORMERLY ING PILGRIM GROUP, INC.)

FUND                                      ANNUAL ADMINISTRATION FEE
----                                      -------------------------
                                     (AS A PERCENTAGE OF MANAGED ASSETS)
ING Senior Income Fund                              0.10%